Press Release

Investor Relations Contact:
Luke Todd
Xura
Luke.Todd@Xura.com
+1-781-213-2131

XURA, Inc. to Hold Conference Call to Review Fiscal 2015 Third
Quarter Results on December 15 at 8 am ET

WAKEFIELD, Mass., Dec. 8, 2015: Xura, Inc. (NASDAQ: MESG), a leading provider of digital communications services, today announced that it intends to hold its conference call to review its financial results for the third fiscal quarter of 2015 ended October 31, 2015 on Tuesday, December 15, 2015 at 8:00 am ET.

To listen to the conference call live, please dial (678) 825-8369. Please dial-in at least ten minutes before the scheduled start time. A live webcast can be accessed at www.xura.com by following the Investor Relations link to the events and presentations page under the Investor News and Event section. Following the call, a replay of the webcast will be archived in the same location.

A press release containing the company's results will be issued on Tuesday, December 15, 2015, in advance of the conference call and will be accessible on the Company's website in the same location.

The company intends to file its Form 10-Q for the periods ended October 31, 2015 by December 15, 2015, five days after the typical filing date.

Jacky Wu, Xura’s Chief Financial Officer, attributed the additional time to file in reporting financial results to two major transactions. He stated: “Our recent transactions have added a great deal of complexity to reporting our financial results, including the need to convert the financials of our most recent acquisition, Acision, from IFRS to U.S. GAAP.  Despite the complexities and added burdens placed on our financial reporting resources, we expect our financial results will be ready in time for our earnings call.”

About Xura, Inc.

Xura, Inc. (NASDAQ: MESG) offers a portfolio of digital services solutions that enable global communications across a variety of mobile devices and platforms. We help communication service providers (“CSPs”) and enterprises navigate and monetize the digital ecosystem to create innovative, new experiences through our cloud-based offerings. Our solutions touch more than three billion end points, through 350+ service providers and enterprises in 140+ countries.  You can find us at Xura.com.

Forward-Looking Statements

This press release includes “forward-looking statements.” Forward-looking statements include statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this press release. In this press release our statement of our expectation to complete our financial statements and report our results for the periods ended October 31, 2015 on or before December 15, 2015 is a forward looking statement.  Our failure to timely (with or without  giving effect to a permitted extension) report and file our financial results could affect investor confidence and our stock price, and would result in deficiencies under Securities and Exchange Commission and Nasdaq rules, among other matters. These risks and uncertainties discussed above, as well as others, are discussed in greater detail in our filings with the SEC. The documents and reports we file with the SEC are available through us, or our website, www.Xura.com, or through the SEC's Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at www.sec.gov.